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                                                                    EXHIBIT 99.3

                GreenPoint Manufactured Housing Contract Trust
                           Pass Through Certificates
                                 Series 1999-1
                   January 1, 1999 through December 31, 1999

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                                                Class A-1          Class A-2        Class A-3        Class A-4         Class A-5
                                              --------------    --------------    -------------    -------------     --------------
1999 Distribution Allocable to Principal       40,710,177.09              0.00             0.00             0.00               0.00
1999 Distributions Allocable to Interest        6,736,634.17      6,914,004.13     5,096,758.37     4,406,875.00      12,204,343.14
12/31/99 Remaining Principal Balance          102,789,822.91    125,500,000.00    91,000,000.00    75,000,000.00     196,659,215.00
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Number and aggregate remaining principal balance of Contracts with payments delinquent:
   Days Delinquent     Number          Aggregate Remaining Principal Balance
   ---------------     ------          -------------------------------------
       31 - 59          393                        13,912,460.07
       60 - 89          123                         5,076,476.74
      90 or more        133                         5,187,842.97
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
Aggregate amount of servicing fees and expenses payable out of the trust for 1999:            5,640,300.44

The number of contracts that were repurchased or replaced during 1999                                    0

1999 Aggregate Principal Balance of All Contracts repossessed or foreclosed upon             24,163,130.81

The balance in the Reserve Account as of 12/31/99                                                     0.00

1999 Cumulative Realized Losses                                                               6,964,003.25

The amount of any outstanding Monthly Advance Amount as of 12/31/99                           1,075,209.31

1999 amounts deposited to Reserve Account                                                             0.00

The pool scheduled principal balance, expressed as a percentage                                 93.5550411%
     of the Cut-Off Date pool principal balance

The number of Manufactured Homes Currently held by the Servicer due to Repossessions                   284
    and the aggregate principal balance of the related defaulted Contracts                   10,501,172.83
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